                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-40921) dated November 30, 1998 of our report dated January 28, 1998, except as to the pooling of interests with Barefoot Computer Training Limited, which is as of February 28, 1998 on the financial statements of ARIS Corporation for the three years ended December 31, 1997 which is included in the Registration Statement on Form S-4 (No. 333-51859) dated May 28, 1998. This Form S-4 is incorporated by reference in the ARIS Corporation current report on Form 8-K dated November 30, 1998. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1997 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
November 30, 1998